FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of this 11th day of August, 2010, by and between BMR-BAYSHORE BOULEVARD LLC, a Delaware limited liability company ("Landlord," as successor-in-interest to Gal-Brisbane, L.P. ("Original [Landlord")), and CUTERA, INC., Delaware corporation ("Tenant" as successor-in-interest to Altus Medical, Inc. ("Original Tenant").

RECITALS

A.           WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of August 5, 2003, (as amended by this Amendment, and as the same may have been otherwise amended, supplemented or modified from time to time, the "Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord in the building located at 3240 Bayshore Boulevard in Brisbane, California (the "Building");

B.           WHEREAS, Landlord and Tenant desire to extend the Lease Term and amend the Base Rent; and
C.           WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.           Definitions.                      For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.           Extension Term.                                The Lease Term shall be extended forty-eight (48) months from January 1, 20 14 through December 31, 2017 (the "Extension Term").

3.           Base Rent.                      Notwithstanding anything to the contrary in the Lease, commencing on January 1, 2011, Base Rent shall be as set forth in the table below:

Year	Base Rent per square foot per month
January 1, 2011 - December 31, 2011	$1.25
January 1, 2012 - December 31, 2012	$1.35
January 1, 2013 - December 31, 2013	$1.45
January 1, 2014 - December 31, 2014	$1.55

January 1, 2015 - December 31, 2015	$1.60
January 1, 2016 - December 31, 2016	$1.65
January 1, 2016 - December 31, 2017	$1.70

4.           Condition of Premises.                                           Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition "as is" as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant's continued occupancy for the Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.

5.           Broker.                      Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CresaPartners ("Broker"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

6.           No Default.                      Tenant represents, warrants and covenants that, to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.           Effect of Amendment.                                           Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the tem1S contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term "Lease" as used in the Lease shall mean the Lease, as modified by this Amendment.

8.           Miscellaneous.                                This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inse11ed and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

9.           Counterparts.                                This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-BAYSHORE BOULEVARD LLC,
a Delaware limited liability company

By:	/s/ Kent Griffin
Name:	Kent Griffin
Title:	President

TENANT:

CUTERA, INC.,
a California corporation

By:	/s/ Kevin Connors
Name:	Kevin Connors
Title:	CEO